                                                                     Exhibit 3.3

                            CERTIFICATE OF AMENDMENT

                                     TO THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                            EDGEMONT RESOURCES CORP.

                         PURSUANT TO SECTION 242 OF THE
                GENERAL CORPORATION LAW OF THE STATE OF DELAWARE
                ------------------------------------------------

The  corporation  organized  and  existing  under and by  virtue of the  General
Corporation Law of the State of Delaware does hereby certify:

FIRST: That by written consent of the Board of Directors of:

          Edgemont Resources Corp.
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resolutions  were  duly  adopted  setting  forth  a  proposed  amendment  of the
Certificate of Incorporation of said corporation, declaring said amendment to be advisable  and calling a meeting of the  stockholders  of said  corporation  for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED,  that the Certificate of  Incorporation of this corporation be amended by changing  the Article  thereof  numbered  "FIRST" so that,  as amended,  said
Article shall be and read as follows:

          "FIRST:  The  name  of the  corporation  is  SWMX,  Inc.  (hereinafter sometimes referred to as the "Corporation")."

SECOND: That thereafter, pursuant to resolution of its Board of Directors and in accordance  with Section 228(a) of the General  Corporation  Law of the State of
Delaware, a written consent of the stockholders of said corporation was adopted, in which  consent the  necessary  number of shares as  required by statute  were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware.

FOURTH:  That the capital of said  corporation  shall not be reduced under or by reason of said amendment.

          IN WITNESS  WHEREOF,  the undersigned has executed this Certificate of
Amendment to the Amended and Restated  Certificate of  Incorporation of Edgemont
Resources Corp. on this 26th day of July 2006.

                                              EDGEMONT RESOURCES CORP.

                                              By: /s/ Joshua Wexler
                                                  ------------------------------
                                              Joshua Wexler
                                              Chief Executive Officer